UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
1STDIBS.COM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1stdibs.com, Inc.
300 Park Avenue South, 10th Floor
New York, New York 10010
(212) 627-3929
March 25, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders of 1stdibs.com, Inc., which will be held at 1:00 p.m., Eastern Time, on Thursday, May 8, 2025. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/DIBS2025 and using the 16-digit control number included in your proxy materials.
The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or telephone, vote as instructed by your broker, or vote your shares electronically at the Annual Meeting.
We look forward to seeing you at the meeting.
Sincerely,

David S. Rosenblatt
Chief Executive Officer

1stdibs.com, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 8, 2025
To Our Stockholders:
1stdibs.com, Inc. will hold its 2025 Annual Meeting of Stockholders at 1:00 p.m., Eastern Time, on Thursday, May 8, 2025. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/DIBS2025 and using the 16-digit control number included in your proxy materials.
We are holding this Annual Meeting:
•to elect three Class I directors to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified;
•to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025; and
•to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Stockholders of record at the close of business on March 11, 2025 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.
It is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail. Please review the detailed instructions on page 1 regarding your voting options.

By Order of the Board of Directors,

Melanie Goins
General Counsel and Secretary
New York, New York
March 25, 2025
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 8, 2025.
The Proxy Statement and Annual Report are available at
www.proxyvote.com

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1stdibs.com, Inc.
300 Park Avenue South, 10th Floor
New York, New York 10010
PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION
This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of 1stdibs.com, Inc., a Delaware corporation (“we,” “us,” “our,” “1stDibs” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually on Thursday, May 8, 2025 at 1:00 p.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”).
The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to stockholders on or about March 25, 2025.
IMPORTANT
Please promptly vote by Internet or telephone, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Annual Meeting.
You may vote in one of the following ways:

Internet	Telephone	Mail	At the Virtual Meeting
Stockholders of record may vote online at www.proxyvote.com	Stockholders of record may call toll-free 1-800-690-6903	Follow the instructions in your proxy materials	Visit www.virtualshareholdermeeting.com/DIBS2025 and use the 16-digit control number included in your proxy materials

Questions and Answers About the Proxy Materials and the Annual Meeting
Why am I receiving these materials?
Our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone. In accordance with the rules of the Securities and Exchange Commission ("SEC"), we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of March 11, 2025 (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or telephone as early as possible to avoid processing delays.
Will there be any other items of business on the agenda?
We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.
Who is entitled to vote?
Stockholders of record at the close of business on the Record Date, March 11, 2025, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.
A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, for ten days prior to the Annual Meeting at our offices located at 300 Park Avenue South, 10th Floor, New York, New York 10010. Please contact our Secretary by telephone at (212) 627-3929 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available for examination by stockholders during the Annual Meeting using the 16-digit control number included in your proxy materials.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company) ("Equiniti"), you are considered, with respect to those shares, a stockholder of record. The Notice has been sent directly to you by us.
Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record.
How do I vote?
You may vote using any of the following methods:
By Internet – Stockholders of record may submit proxies by following the Internet voting instructions on their proxy cards prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible. The Internet voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.
By Telephone – Stockholders of record may submit proxies by following the telephone voting instructions on their proxy cards prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.
By Mail – If you would like to receive a paper copy of the proxy card, you must request one. Stockholders of record may submit paper proxies by completing, signing and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR ALL” in Proposal 1 and “FOR”

Proposal 2. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.
At the Virtual Meeting – Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/DIBS2025 and using the 16-digit control number included in your proxy materials. If you have already voted previously by Internet or telephone, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.
Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone or mail prior to the meeting so that your vote will be counted if you later decide not to attend the meeting.

Internet	Telephone	Mail	At the Virtual Meeting
Stockholders of record may vote online at www.proxyvote.com	Stockholders of record may call toll-free 1-800-690-6903	Follow the instructions in your proxy materials	Visit www.virtualshareholdermeeting.com/DIBS2025 and use the 16-digit control number included in your proxy materials
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by Internet or telephone, you may change your vote or revoke your proxy with a later Internet or telephone proxy, as the case may be. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting.
If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker and present it to Equiniti at least two weeks in advance of the Annual Meeting. Please consult the voting instructions or contact your broker, bank or nominee.
How are votes counted?
For Proposal 1, the election of directors, you may vote “FOR” the Class I nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. “WITHHELD” votes will not affect the outcome. Broker non-votes will have no effect. Broker non-votes resulting from a broker’s failure to receive voting instructions from the beneficial owner of shares entitled to vote on Proposal 1 will have no effect.
For Proposal 2, the ratification of the appointment of independent registered public accounting, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have no effect.
If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (i.e., “FOR” the election of the Class I nominees to our board of directors, and “FOR” Proposal 2, and in the discretion of the proxy holders on any other matters that may properly come before the meeting).
If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary voting authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under stock exchange rules, such as the ratification of the appointment of our independent auditors, and therefore, broker non-votes are not expected to exist with respect to this proposal. Except for Proposal 2, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025, all proposals are considered a “non-routine” item for which brokers and nominees do not have discretionary voting power and, therefore, broker non-votes may exist with respect to these proposals. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

What vote is required to approve each item? How does the board recommend that I vote and what is the voting requirement for each of the proposals?
We have a form of majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Cumulative voting is not permitted, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate. The nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected. If any nominee for director receives a greater number of “AGAINST” or "WITHHELD" votes than votes “FOR” in such election, our Bylaws require that such person must promptly tender his or her irrevocable resignation to our board of directors for the board’s consideration. If such director’s resignation is accepted by the board, then our board of directors, in its sole discretion, may fill the resulting vacancy or may decrease the size of the board in accordance with the provisions of our Bylaws.
The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:

Proposal	Board Recommendation	Vote Required	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)
1 Election of Directors	FOR each nominee	The nominees receiving the highest number of “FOR” votes at the Annual Meeting in person or by proxy will be elected.	No effect Not considered votes cast on this proposal	No Brokers without voting instructions will not be able to vote on this proposal
2 Ratification of the Appointment of Ernst & Young LLP	FOR	The affirmative “FOR” vote of a majority of the votes cast at the Annual Meeting in person or by proxy.	No effect Not considered votes cast on this proposal	Yes Brokers without voting instructions will have discretionary authority to vote

(1)    As noted below, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.
(2)    Only relevant if you are the beneficial owner of shares held in street name. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
What constitutes a quorum?
The presence online at the Annual Meeting or represented by proxy, of the holders of a majority of the shares of common stock outstanding on the Record Date, will constitute a quorum. As of the close of business on the Record Date, 35,694,131 shares of our common stock were outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.
What is “householding” and how does it affect me?
We have adopted a process for mailing our proxy materials called “householding” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of our proxy materials, unless we receive contrary instructions from any stockholder at that address.
If you prefer to receive multiple copies of our proxy materials at the same address, we will promptly provide additional copies upon request. If you are a stockholder of record, you may contact us by writing to Secretary, 1stdibs.com, Inc., 300 Park Avenue South, 10th Floor, New York, New York 10010, or by calling (212) 627-3929. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.
If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?
Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.
Why are we holding a virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. We are using the virtual format to facilitate stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources, or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money.
How can I attend the virtual Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/DIBS2025. To participate in, vote or ask questions at the Annual Meeting, you will also need the 16-digit control number, which is included in your proxy materials. If you have any questions about your control number, please contact the broker, bank or nominee that holds your shares. The Annual Meeting will begin promptly at 1:00 p.m., Eastern Time, on Thursday, May 8, 2025. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately 12:45 p.m., Eastern Time, on Thursday, May 8, 2025.
What if I have technical difficulties accessing or participating in the virtual Annual Meeting?
We will have technicians ready to assist you with technical difficulties you may have accessing, voting at or submitting questions at the Annual Meeting. Please refer to the technical support telephone number posted on the virtual meeting website login page.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors and Director Nominees
Our amended and restated bylaws (“Bylaws”) provide that our board of directors shall consist of such number of directors as the board of directors may from time to time determine. Our board of directors currently consists of seven directors. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can be filled by resolution of our board. Our board of directors is divided into three classes, each serving staggered, three-year terms:
●    Our Class I directors are David S. Rosenblatt, Everette Taylor, and Paula J. Volent, and their terms will expire at the Annual Meeting;
●    Our Class II directors are Matthew R. Cohler and Andrew G. Robb, and their terms will expire at the 2026 annual meeting of stockholders; and
●    Our Class III directors are Lori A. Hickok and Brian J. Schipper, and their terms will expire at the 2027 annual meeting of stockholders.
Three Class I directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2028 or until their successors are duly elected and qualified, with the other classes of directors continuing to serve for the remainder of their respective terms. Class I directors shall be elected by a plurality of the votes cast (meaning that the director nominees who receive the highest number of shares voted “FOR” their election are elected as the Class I directors); provided, that if any nominee for director receives a greater number of votes “WITHHELD” than votes “FOR” in such election, our Bylaws require that such person must promptly tender his or her irrevocable resignation to our board of directors for the board’s consideration. Our board of directors may, in its sole discretion, elect to accept or reject such resignation.
The nominating and corporate governance committee of the board has recommended, and our board of directors has designated, David S. Rosenblatt, Everette Taylor, and Paula J. Volent as the nominees for Class I director to serve until the 2028 annual meeting of stockholders, and each has indicated to us that such individual will be able to serve. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by our board of directors, taking into account any recommendations of the nominating and corporate governance committee, to fill such vacancy.
The names of the Class I nominees and the other members of our board of directors and certain biographical information as of March 25, 2025 are set forth below:

Class I Director Nominees

David S. Rosenblatt
Age: 57 Director Since: November 2011 Committees: •None
David S. Rosenblatt has served as our Chief Executive Officer and as a member of our board of directors since November 2011. Mr. Rosenblatt previously served as President, Global Display Advertising, of Google, Inc. ("Google"), a multinational technology company specializing in Internet-related services and products, from October 2008 through May 2009. Mr. Rosenblatt joined Google in March 2008 in connection with Google’s acquisition of DoubleClick, a provider of digital marketing technology and services. Mr. Rosenblatt joined DoubleClick in 1997 as part of its initial management team and held several executive positions during his tenure, including Chief Executive Officer of DoubleClick from July 2005 through March 2008, and President of DoubleClick from 2000 through July 2005. Currently, Mr. Rosenblatt serves as a member of the board of directors of IAC Holdings, Inc. (Nasdaq: IAC), a holding company that owns several subsidiaries, primarily in the media and Internet industries, and as a member of the board of directors of Etsy, Inc. (Nasdaq: ETSY), an operator of two-sided online marketplaces. Mr. Rosenblatt previously served as a member of the board of directors of X Corp., a social networking service, from December 2010 to October 2022, and Farfetch UK Limited, a subsidiary of Farfetch Limited, a digital marketplace for luxury fashion, from July 2017 to December 2023. Mr. Rosenblatt holds a B.A. in East Asian Studies from Yale University and an M.B.A. from the Stanford Graduate School of Business. We believe Mr. Rosenblatt brings to our board of directors an extensive experience in the online advertising and digital marketing technology and services industries, as well as significant management experience from his tenure with DoubleClick and Google, which in turn give him particular insight into business strategy and leadership, as well as a deep understanding of our industry and the Internet industry generally.

Everette Taylor
Age: 35 Director Since: February 2024 Independent Committees: •Compensation
Everette Taylor has served as a member of our board of directors since February 2024. Mr. Taylor has been the Chief Executive Officer and a member of the board of directors at Kickstarter, PBC, a crowdfunding platform for creative projects, since September 2022. Before Kickstarter, Mr. Taylor served as Chief Marketing Officer at Art.sy, Inc., an online art marketplace, from December 2019 to September 2022, and as the Chief Executive Officer of PopSocial, a social media marketing software company, from 2016 to 2019. Mr. Taylor has also held senior marketing and executive positions at Skurt, an on-demand rental car company, and Qualaroo, a B2B software company. In addition, he co-founded GrowthHackers, an online community and software company. Mr. Taylor holds an honorary doctorate degree from Shaw University. Mr. Taylor brings a deep understanding of creators and artists, as well as hands-on experience scaling online marketplaces, to our board of directors.

Paula J. Volent
Age: 68 Director Since: June 2021 Independent Committees: •Audit •Nominating and Corporate Governance
Paula J. Volent has served as a member of our board of directors since June 2021. Ms. Volent has served on the board of MSCI Inc. (NYSE: MSCI), a finance company, since February 2020. Since August 2021, Ms. Volent has served as Chief Investment Officer of Rockefeller University. Ms. Volent previously served as Senior Vice President for Investments and Chief Investment Officer of Bowdoin College from January 2006 to July 2021. Prior to that, Ms. Volent served as Vice President for Investments of Bowdoin College from January 2002 to January 2006, and Associate Treasurer at Bowdoin College from July 2000 to December 2002. Ms. Volent holds an M.B.A. from the Yale School of Management, a Master of Arts from the Institute of Fine Arts, New York University, and a Bachelor of Arts from the University of New Hampshire. We believe that Ms. Volent’s extensive investment management background makes her well-qualified to serve on our board of directors.

Continuing Directors

Matthew R. Cohler
Age: 48 Director Since: September 2011 Independent Committees: •Audit
Matthew R. Cohler has served as a member of our board of directors since 2011. Mr. Cohler has been a Partner at Benchmark Capital, a venture capital firm, since June 2008. Before Benchmark Capital, Mr. Cohler served as Vice President of Product Management at Meta Platforms, Inc. (Nasdaq: META), a social media and networking company, from 2005 to June 2008, and as the Vice President of LinkedIn Corporation, an internet software company, from 2003 to 2005. Since November 2009, Mr. Cohler has served on the board of directors of Asana, Inc. (NYSE: ASAN), a task manager software company. Since December 2021, Mr. Cohler has served on the board of directors of KKR & Co. Inc. (NYSE: KRR), a global investment firm. Mr. Cohler previously served on the board of directors of Domo, Inc., a cloud software company, from July 2011 to March 2019, and Uber Technologies, Inc. (NYSE: UBER), a company that develops applications for road transportation, navigation, ride sharing, and payment processing solutions, from June 2017 to July 2019. Mr. Cohler holds a B.A. in Music from Yale University. Mr. Cohler brings extensive venture capital and financial expertise and expertise in the technology industry to our board of directors.

Lori A. Hickok
Age: 61 Director Since: June 2021 Independent Committees: •Audit •Compensation
Lori A. Hickok has served as a member of our board of directors since June 2021. Since August 2018, Ms. Hickok has served as a director for CarGurus, Inc. (Nasdaq: CARG), an automotive research and shopping website. Ms. Hickok served as Executive Vice President, Chief Financial and Development Officer for Scripps Networks Interactive, Inc. (“Scripps”), a mass media company, from July 2017 to April 2018. Prior to that time, Ms. Hickok served as Scripps’s Executive Vice President, Chief Financial Officer from March 2015 to June 2017, and Executive Vice President, Finance from July 2008 to February 2015. Prior to Scripps’s spin off from The E.W. Scripps Company (“E.W. Scripps”) (Nasdaq: SSP), a broadcasting company, on July 1, 2008, Ms. Hickok served as E.W. Scripps’s Vice President and Corporate Controller from January 2002 to June 2008. Ms. Hickok also serves on the board of directors of Second Harvest Food Bank of East Tennessee. Ms. Hickok is a retired certified public accountant and received a B.S. in Accounting & Finance from Miami University. Ms. Hickok brings extensive finance and accounting background, including as an executive officer at a public company, to our board of directors.

Andrew G. Robb
Age: 48 Director Since: June 2021 Independent Committees: •Compensation •Nominating and Corporate Governance
Andrew G. Robb has served as a member of our board of directors since June 2021. Since February 2020, Mr. Robb has been an investor in and advisor to multiple marketplace technology companies. Mr. Robb served as Chief Operating Officer of Farfetch Limited, a digital marketplace for luxury fashion, from July 2010 to February 2020. Mr. Robb previously served as Managing Director of Cocosa.com, an online shopping club, from June 2008 to June 2010. Prior to that, Mr. Robb held management positions at eBay (Nasdaq: EBAY), a multinational e-commerce company, and Peoplesound.com Ltd., an online music sharing company. Mr. Robb holds a Bachelor of Law from the University of Oxford and an MBA from INSEAD. Mr. Robb brings extensive business experience as a senior executive of an online luxury retail company and other online and e-commerce companies to our board of directors.

Brian J. “Skip” Schipper
Age: 64 Director Since: June 2021 Independent Committees: •Compensation
Brian J. “Skip” Schipper has served as a member of our board of directors since June 2021. Since February 2014, Mr. Schipper has served as a director of DHI Group, Inc. (NYSE: DHX) (“DHI”), an online careers platform, and has served as chairman of the board of directors of DHI since May 2019. Since May 2016, Mr. Schipper has served as the Executive Vice President and Chief People Officer for Yext, Inc. (NYSE: YEXT), a technology company. From January 2014 to March 2016, Mr. Schipper led Human Resources at X Corp. ("X"), a social networking service. Prior to joining X, Mr. Schipper served as Chief Human Resources Officer of Groupon, Inc. (Nasdaq: GRPN), a global e-commerce marketplace, from June 2011 to January 2014. Mr. Schipper served as Chief Human Resources Officer at Cisco Systems, Inc. (Nasdaq: CSCO), a multinational technology company, from October 2006 to June 2011. Mr. Schipper has held executive level human resources and administrative roles at Microsoft Corporation (Nasdaq: MSFT), a multinational technology company, DoubleClick, Inc., an internet services company, PepsiCo, Inc. (Nasdaq: PEP), a multinational food and beverage company, Compaq Computer Corp., an information technology company, and Harris Corporation, an information technology company. Mr. Schipper holds an MBA from Michigan State University and a B.A. from Hope College. Mr. Schipper brings extensive industry experience and human resources expertise to our board of directors.

The Board of Directors Recommends a Vote “FOR” the Election of the Class I Nominees Set Forth Above as Directors of the Company.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board of Directors
Our business and affairs are organized under the direction of our board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling, and direction to our management. The board of directors is committed to sound and effective governance practices that promote long-term stockholder value and strengthen the board of directors’ management accountability to our stockholders, customers, and other stakeholders.

Director Independence
Our board of directors determined that six of the seven directors on our board of directors qualify as independent directors, as defined under the Nasdaq Global Market (“Nasdaq”) listing rules, including Matthew R. Cohler, Lori A. Hickok, Andrew G. Robb, Brian J. Schipper, Everette Taylor, and Paula J. Volent. There are no family relationships among any of our directors or executive officers.

Board and Stockholder Meetings
Our board of directors held four meetings during 2024. Each director attended at least 75% of the aggregate meetings held by our board of directors and the committees on which such director served, during the time such director was a director. We do not have a policy that requires the attendance of our directors at the annual meeting of stockholders. However, we encourage our directors to attend our annual meeting of stockholders. Five of our seven directors attended the 2024 annual meeting of stockholders.

Meeting of Non-Management and Independent Directors and Communications with Directors
The independent directors meet in an executive session in connection with each regularly scheduled board meeting, during which the independent directors have the opportunity to discuss management performance. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Our board of directors welcomes questions or comments about the Company and our operations. If stockholders or interested parties wish to communicate with our board of directors, including our independent directors, they may send their communication in writing to: Secretary, 1stdibs.com, Inc., 300 Park Avenue South, 10th Floor, New York, New York 10010. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder or interested party, and all material communications will be forwarded to the appropriate director or directors or committee of our board of directors based on the subject matter.

Board Committees
We have established an audit committee, compensation committee, and nominating and corporate governance committee, each of which operate under a charter that has been approved by our board of directors and is available on our website at www.investors.1stdibs.com under “Governance—Governance Documents” We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act, and the current rules and regulations of the SEC and Nasdaq. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below.

Audit Committee

Members: Lori A. Hickok (Chair) Matthew R. Cohler Paula J. Volent Number of meetings in 2024: Four
The functions of this committee include, among other things:
•evaluating the performance, independence, and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•reviewing our financial reporting processes and disclosure controls;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing, and effectiveness of our internal audit function;
•reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;
•obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
•prior to engagement of any independent auditors, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditors;
•reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, auditing, or other matters;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and providing oversight of any related person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;
•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter; and
•having oversight authority and responsibility regarding cybersecurity matters, including oversight of cybersecurity audit and examination activities.
Our board of directors has determined that each of the members of our audit committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, our board of directors has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment. Certain biographical information of the members of our audit committee are set forth above under "Proposal 1 Election of Directors—Directors and Director Nominees."
Our board of directors has determined that each member of our audit committee qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our board has considered each member’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Compensation Committee

Members: Brian J. Schipper (Chair) Lori A. Hickok Andrew G. Robb Everette Taylor Number of meetings in 2024: Four
The functions of this committee include, among other things:
•reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•reviewing and approving the compensation and other terms of employment of our executive officers;
•reviewing and approving performance goals and objectives relevant to the compensation of our Chief Executive Officer;
•making recommendations to our board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our board of directors;
•granting equity awards not subject to stockholder approval under applicable listing standards;
•reviewing and assessing the independence of compensation consultants, legal counsel, and other advisors as required by Section 10C of the Exchange Act;
•administering our equity incentive plans;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements, and any other material arrangements for our executive officers;
•reviewing and making recommendations to our board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members and officers;
•reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•preparing the annual report on executive compensation that the SEC requires in our annual proxy statement;
•administering our incentive-based compensation recoupment policy; and
•reviewing and evaluating on an annual basis the performance of the compensation committee and its charter and recommending such changes as deemed necessary with our board of directors.
Our board of directors believes that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Nominating and Corporate Governance Committee

Members: Paula J. Volent (Chair) Andrew G. Robb Number of meetings in 2024: Four
The functions of this committee include, among other things:
•identifying, reviewing, and making recommendations of candidates to serve on our board of directors;
•evaluating the performance of our board of directors, committees of our board of directors, and individual directors and determining whether continued service on our board is appropriate;
•evaluating nominations by stockholders of candidates for election to our board of directors;
•evaluating the current size, composition, and organization of our board of directors and its committees and making recommendations to our board of directors for approvals;
•developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;
•reviewing and making recommendations to our board of directors regarding the stock ownership guidelines applicable to our non-employee board members and officers;
•reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our board of directors’ current and emerging corporate governance trends;
•developing and reviewing periodically with the Chairman of the board of directors and the Chief Executive Officer the succession plan relating to the Chief Executive Officer and make recommendations to the board of directors with respect to such plan.
•reviewing periodically the nominating and corporate governance committee charter, structure, and membership requirements and recommending any proposed changes to our board of directors, including undertaking an annual review of its own performance; and
•discussing with management, the policies, programs, practices, and reports concerning environmental, social and governance matters, including sustainability, environmental protection, community and social responsibility, and human rights.
Our board of directors believes that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Corporate Governance

Board Leadership Structure
Our board of directors has adopted corporate governance guidelines that provide that the board of directors shall appoint an independent director to serve as our lead independent director for so long as we have a non-independent Chairperson as we believe that independent board oversight is an essential component of strong corporate performance. We also believe that the decision as to whether the positions of Chairperson and Chief Executive Officer should be combined or separated, and whether an executive or an independent director should serve as the Chairperson should be based upon the circumstances facing the Company.
Our board of directors continues to believe that its current leadership structure, which has a combined role of Chairperson and Chief Executive Officer, counterbalanced by a strong independent board of directors, led by an experienced and empowered lead independent director and with independent directors chairing each of the board of directors committees, provides the optimal balance between independent oversight of management and unified leadership.
Currently, our Chief Executive Officer, David S. Rosenblatt, serves as the Chairperson of our board of directors. Our board of directors believes that our current structure, with Mr. Rosenblatt serving as Chairperson, gives our board of directors a strong leadership and corporate governance structure that best serves the needs of the Company and its stockholders. Our board of directors has appointed Matthew R. Cohler to serve as our lead independent director. As lead independent director, Mr. Cohler has the primary responsibilities to preside over all meetings at which the Chairperson is not present and serve as a liaison between the Chairperson and the independent directors.

Role in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. This approach allows the board to draw upon the experience and judgment of all directors in overseeing and managing the risks we face over the short, medium and long term. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors cybersecurity risks and the sufficiency of our cybersecurity procedures, as well as compliance with legal and regulatory requirements. Our compensation committee assesses and monitors whether our compensation plans, policies, and programs comply with applicable legal and regulatory requirements.

Form of Majority Voting for Uncontested Director Elections
Our Bylaws provide that if a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director must promptly tender his or her irrevocable resignation for our board of directors’ or the nominating and corporate governance committee’s consideration. In addition, our Corporate Governance Guidelines provide that the board of directors shall nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the board of such resignation. If such director’s resignation is accepted by our board of directors or the nominating and governance committee, then our board of directors or the nominating and governance committee, in its sole discretion, may fill the resulting vacancy or may decrease the size of our board of directors.

Corporate Governance Guidelines
Our board of directors has adopted written Corporate Governance Guidelines to ensure that the board of directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation. The nominating and corporate governance committee assists our board of directors in implementing and adhering to the Corporate Governance Guidelines, including by approving any director’s simultaneous service on more than four public company boards. The Corporate Governance Guidelines are reviewed at least annually by the nominating and corporate governance committee, and changes are recommended to our board of directors as warranted. Our current Corporate Governance Guidelines are available on our website at https://investors.1stdibs.com/corporate-governance/governance-overview.

Codes of Business Conduct and Ethics
We believe that our corporate governance initiatives comply with the Sarbanes-Oxley Act and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of Nasdaq. Our board of directors will continue to evaluate our corporate governance principles and policies.
Our board of directors has adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. The code addresses various topics, including:
•compliance with laws, rules and regulations;
•confidentiality;
•conflicts of interest;
•corporate opportunities;
•competition and fair dealing;
•payments or gifts from others;
•health and safety;
•insider trading;
•protection and proper use of company assets; and
•record keeping.

Our board of directors has also adopted a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer and Chief Financial Officer as well as other key management employees addressing ethical issues. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are each posted on our website at https://investors.1stdibs.com/corporate-governance/governance-overview.

The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers can only be amended by the approval of a majority of our board of directors. Any waiver to the Code of Business Conduct and Ethics for an executive officer or director or any waiver of the Code of Ethics for Senior Financial Officers may only be granted by our board of directors or our nominating and corporate governance committee and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.
To date, there have been no waivers under our Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers. We intend to disclose future amendments to certain provisions of these codes or waivers of such codes granted to executive officers and directors on our website at www.1stdibs.com within four business days following the date of such amendment or waiver.

Corporate Governance Documents
Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, charters for each of the audit, compensation, and nominating and corporate governance committees and other corporate governance documents, are posted on the investor relations section of our website at https://investors.1stdibs.com/corporate-governance/governance-overview. In addition, stockholders may obtain a printed copy of these documents by writing to Secretary, 1stdibs.com, Inc., 300 Park Avenue South, 10th Floor, New York, New York 10010.

Insider Trading Policy
We have adopted an Insider Trading Policy (the “Insider Trading Policy”) governing the purchase, sale, and/or other disposition of the Company’s securities by our directors, officers, employees, and other covered persons that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and applicable Nasdaq listing standards. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K.

Anti-Hedging Policy
Under our Insider Trading Policy, our directors, officers, employees, consultants, and contractors are prohibited from engaging in any kind of hedging transaction that could reduce or limit such person’s economic risk with respect to his or her holdings, ownership or interest in or to shares of the Company’s common stock or any compensatory awards that are based on the financial performance of the Company or its subsidiaries, or the market value of the Company’s common stock, including short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges, without prior written pre-clearance from our General Counsel.

Compensation Recovery Policy
Our Incentive-Based Compensation Recoupment Policy (the “Recoupment Policy”) provides for the recoupment of erroneously awarded incentive compensation paid to current and former executive officers, including our named executive officers, in the event of an accounting restatement due to material noncompliance with financial reporting requirements in accordance with the listing rules of the Nasdaq Stock Market and Exchange Act Rule 10D-1. The Recoupment Policy applies to compensation that is granted, earned, or vested based in whole or in part upon the attainment of a financial reporting measure and provides for the reimbursement or forfeiture by the executive officer of the excess portion of the compensation received by the executive officers during the three preceding fiscal years.

Our Director Nomination Process
Our board of directors nominates directors whose term is scheduled to expire at the next annual meeting of stockholders and elects new directors to fill vacancies when they arise. Our nominating and corporate governance committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to the board for nomination or election.
Our board of directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives, and skills. Our governance guidelines contain membership criteria that call for candidates to be selected for their character, judgment, leadership, business acumen, diversity of backgrounds, perspectives, skills, age, gender, ethnicity, and professional experience, the ability of a candidate to devote sufficient time and attention to the affairs of the Company, knowledge of or experience in the industry in which the Company operates in, and the extent to which a particular candidate would fill a present or anticipated need on the board of directors. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his, her, or their duties as a director. Our nominating and corporate governance committee also seeks to ensure that a majority of our directors are independent under the Nasdaq listing rules and that one or more of our directors qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules.
The nominating and corporate governance committee believes it appropriate for our Chief Executive Officer to participate as a member of our board of directors.
Prior to our annual meeting of stockholders, our nominating and corporate governance committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. The candidates are evaluated based on the criteria described above, and the candidate’s prior service as a director. If a director no longer wishes to continue in service, if the nominating and corporate governance committee decides not to re-nominate a director, or if a vacancy is created on the board of directors because of a resignation or an increase in the size of the board or other event, then the committee will consider whether to replace the director or to decrease the size of the board. If the decision is to replace a director, the nominating and corporate governance committee will consider various candidates for board membership, including those suggested by committee members, by other board members, a director search firm engaged by the committee or our stockholders. Prospective nominees are evaluated by the nominating and corporate governance committee based on the membership criteria described above and set forth in our corporate governance guidelines.
The nominating and corporate governance committee will consider candidates recommended by stockholders based on the membership criteria described above and set forth in our corporate governance guidelines. A stockholder who wishes to suggest a prospective nominee for our board of directors should notify the Secretary of the Company or any member of the nominating and corporate governance committee in writing with any supporting material the stockholder considers appropriate. Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board of directors at an annual meeting of stockholders. To be timely, our Bylaws provide that the stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not more than 120 days nor less than 90 days in advance of the anniversary of the date of the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees in connection with the Company’s 2026 annual meeting of stockholders, other than the Company’s nominees, must provide the Company with a notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 and our Bylaws no later than March 9, 2026. Information required by our Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations pursuant to our Bylaws and under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. Our Bylaws also require that nominating stockholders and stockholder director nominees provide the Company with additional documentation, including, but not limited to, informational questionnaires and written representations as described in our Bylaws.

Director Compensation
The following table shows certain information with respect to the compensation of our non-employee directors during the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Matthew R. Cohler	60,000	189,849	249,849
Lori A. Hickok	56,000	189,849	245,849
Andrew G. Robb	40,000	189,849	229,849
Brian J. “Skip” Schipper	42,000	189,849	231,849
Everette Taylor	33,000	395,241	428,241
Paula J. Volent	48,000	189,849	237,849

(1)    Amounts represent the aggregate fair value of the restricted stock unit ("RSU") awards computed as of the grant date of each award in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 ("FASB ASC 718") for financial reporting purposes, rather than amounts paid to or realized by the named individual. The following assumptions were made: (i) 100% probability of meeting the vesting criteria; and, (ii) no forfeitures. There can be no assurance that the RSU award value on vest will approximate the fair value as computed in accordance with ASC 718.

The following table sets forth the aggregate number of shares of common stock underlying RSU awards outstanding at December 31, 2024:

Name	Number of Shares
Matthew R. Cohler	31,380
Lori A. Hickok	31,380
Andrew G. Robb	31,380
Brian J. “Skip” Schipper	31,380
Everette Taylor	67,612
Paula J. Volent	31,380

Standard Compensation Arrangements
Employee directors do not receive any compensation for service as members of our board of directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board and committee meetings.
We have adopted a non-employee director compensation policy that includes the following cash compensation for non-employee directors, which is based on a review of director compensation at comparable companies in our industry, consisting of a $30,000 annual retainer, an additional $20,000 annual retainer for the non-executive chair, and the following additional annual retainers for committee service:

Committee	Chair	Member
Compensation Committee	$12,000	$6,000
Nominating and Corporate Governance Committee	8,000	4,000
Audit Committee	20,000	10,000
The non-employee director compensation policy also provides for the annual grant of RSU awards under the 1stdibs.com, Inc. 2021 Stock Incentive Plan or its successor (the “2021 Plan”) following the conclusion of each regular annual meeting of our stockholders to each non-employee director who will continue serving as a member of the board of directors (each, an "Annual Award"). Each Annual Award will be with respect to a number of shares of common stock equal to $150,000 divided by the ninety (90)-day trailing average closing price of the Company’s common stock, as determined on the twentieth (20th) day of the last month of the quarter immediately preceding the quarter in which the Annual Award is granted, rounded down to the nearest whole share. Each Annual Award will become fully vested, subject to continued service as a director, on the earlier of (i) the first occurring of March 8, June 8, September 8 and December 8 (each, a “Company Vesting Date”) after the annual meeting of stockholders that immediately follows the grant date of such Annual Award and (ii) the consummation of a Change in Control (as defined in the 2021 Plan); provided, that, if a non-employee director is not re-elected to serve on the board of directors (or decides not to stand for re-election) at the annual meeting of stockholders immediately following the grant date, such non-employee director’s Annual Award will vest on the date of such annual meeting.
If a non-employee director is elected to our board of directors after the Annual Meeting and other than at an annual meeting of our stockholders, such non-employee director will receive an Annual Award of RSUs upon election to our board of directors that is prorated based upon the number of days between such non-employee director's election to our board of directors and the one-year anniversary of the most recent annual meeting of the Company's stockholders.
Each person who first joins our board of directors as a non-employee member will receive an RSU award under the 2021 Plan following their initial election to our board of directors (each, an "Initial Award"). This Initial Award will be with respect to a number of shares of common stock equal to $150,000 divided by the ninety (90)-day trailing average closing price of the Company’s common stock, as determined on the twentieth (20th) day of the last month of the quarter immediately preceding the quarter in which the Initial Award is granted, rounded down to the nearest whole share. This Initial Award will vest in equal annual installments over three years or, if earlier, upon the consummation of a change in control (as defined in the 2021 Plan).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The following includes a summary of transactions since January 1, 2023 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under “Executive Compensation.”

Offer Letters
We have entered into offer letters with certain of our executive officers. See “Executive Compensation—Existing Offer Letters and Compensation Arrangements with our Named Executive Officers” and “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Policies and Procedures for Transactions with Related Persons
We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness) in which we or any of our subsidiaries are participants, in which any “related person” has a material interest.
Transactions involving compensation for services provided to us as an employee, consultant, or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director, or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an executive officer with knowledge of the proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related person transactions, our audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

EXECUTIVE OFFICERS
The names of our executive officers, and their ages as of March 25, 2025, are as follows:

Name	Age	Position
David S. Rosenblatt	57	Chairperson, Chief Executive Officer and Director
Thomas J. Etergino	58	Chief Financial Officer
Melanie F. Goins	44	General Counsel and Chief People Officer
Certain biographical information of our executive officers is set forth below (except Mr. Rosenblatt’s information, which is set forth above under “Proposal 1 Election of Directors—Directors and Director Nominees—Class I Director Nominees”):
Thomas J. Etergino, CPA, has served as our Chief Financial Officer since March 2022. Mr. Etergino previously served as the Chief Financial Officer of Vesta Healthcare Inc., a clinical provider group and digital health platform, from April 2017 to March 2022, and of Refinery29, Inc., a digital media and entertainment website focused on women and underrepresented voices, from March 2013 to April 2017. Earlier in his career, Mr. Etergino served as the Executive Vice President and Chief Financial Officer of TheStreet, Inc., a then-public company (Nasdaq: TST) focused on digital financial media, news, and literacy around the world, from September 2010 to March 2013, and as Vice President of Administration and Chief Financial Officer of AtriCure, Inc. (Nasdaq: ATRC), a company focused on the treatment of atrial fibrillation and related conditions. He also served as Chief Accounting Officer and Treasurer of DoubleClick, a provider of digital marketing technology and services acquired by Google (Nasdaq: GOOG), from August 1998 to September 2003. Mr. Etergino spent the first eight years of his career at PricewaterhouseCoopers. Mr. Etergino holds a B.S. in Business Administration and Accounting from Washington and Lee University.
Melanie F. Goins has served as our General Counsel since March 2021 and as our Chief People Officer since March 2025. From May 2019 until March 2021, Ms. Goins served as General Counsel for Care.com, Inc., an online family care marketplace. From August 2018 until April 2019, Ms. Goins served as General Counsel for Catalant Technologies, Inc., a software company. From March 2015 to August 2018, Ms. Goins served as Assistant General Counsel and then Associate General Counsel of Care.com, Inc. Ms. Goins holds a B.A. in Social Studies from Harvard University and a J.D. from Harvard Law School.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation of the following persons, whom we refer to as our named executive officers: (i) our Chief Executive Officer and (ii) our two next most highly compensated executive officers during the fiscal year ended December 31, 2024.

Summary Compensation Table

Name and principal position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
David S. Rosenblatt	2024	471,154	3,990,000	500,000	4,961,154
Chief Executive Officer	2023	324,962	2,370,000	525,000	3,219,962
Thomas J. Etergino	2024	443,500	1,054,920	260,000	1,758,420
Chief Financial Officer	2023	427,669	678,672	379,500	1,485,841
Melanie F. Goins	2024	372,692	636,492	206,000	1,215,184
General Counsel and Chief People Officer	—	—	—	—	—

(1)    The amounts in this column represent the aggregate grant-date fair value of RSU awards granted to named executive officers under our equity incentive plans, computed in accordance with the FASB ASC Topic 718. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of inputs in determining the grant date fair value and compensation expense of our RSU awards.
(2)    The amounts in this column represent the applicable named executive officer’s total annual performance-based cash bonus for the year ended December 31, 2024 and 2023, respectively, as described below under “Annual Cash Bonuses.”

Narrative to Summary Compensation Table
We review compensation annually for all employees, including our named executive officers. In setting our named executive officers’ base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our named executive officers, individual performance as compared to our expectations and objectives, our desire to motivate our named executive officers to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or equity incentives.

Base Salaries
In 2024, base salary was set in light of market data from peer group companies, Company performance and the Company's overall pay philosophy.

Annual Cash Bonuses
We maintain an annual Executive Bonus Plan (the "Executive Bonus Plan") in which our named executive officers participated in 2024. The bonus pool under the Executive Bonus Plan is determined based on the achievement of certain targets as determined by our board of directors in its sole discretion, through its delegate, the Compensation Committee of our board of directors (our "Compensation Committee"). Individual bonus payouts are then determined by applying the same percentage of overall achievement of such targets to each executive’s target bonus. Bonuses are not guaranteed and are awarded and payable at the discretion of our Compensation Committee. Executives must be employed on the date of payment to receive a bonus under the Executive Bonus Plan.
In 2024, Mr. Rosenblatt, Mr. Etergino, and Ms. Goins were eligible to receive an annual cash bonus targeted at $500,000, $260,000, and $206,000, respectively, based on the attainment of the performance metrics as set forth in the Executive Bonus Plan for 2024. Final amounts actually paid are set forth in the "Summary Compensation Table" above.

Equity Incentive Awards
Our equity incentive awards provide our employees, including our named executive officers, with a strong link to our long-term performance, create an ownership culture and help to align the interests of our named executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period.
We grant RSUs to our employees, including our named executive officers, under the 2021 Plan which is the successor to our 2011 Stock Option and Grant Plan (the “2011 Plan”). In 2024, Mr. Rosenblatt and Mr. Etergino were granted 760,000 and 178,800 RSUs, respectively, that vest quarterly over four years beginning June 8, 2024, and Ms. Goins was granted 107,780 RSUs that vest quarterly over three years beginning June 8, 2024, subject to the named executive officer’s continued service with us through the applicable vesting dates. We currently do not grant stock options to our employees, including our named executive officers.
Equity Grant Practices
We do not grant equity awards in anticipation of the release of material non-public information and we do not time the release of material non-public information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material non-public information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule. In fiscal 2024, we did not grant new awards of stock options, stock appreciation rights, or similar option-like instruments to our named executive officers.
Health and Welfare Benefits and Perquisites
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life and disability insurance plans, in each case on the same basis as all of our other employees. We do not maintain any executive-specific benefit or perquisite programs.

Retirement Benefits
We sponsor a tax-qualified Section 401(k) plan for our eligible United States employees, including the named executive officers. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed.
We do not provide employees, including our named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans or nonqualified defined contribution plans.

Existing Offer Letters with Our Named Executive Officers
Below are descriptions of the material terms of our offer letters with our named executive officers. The offer letters generally provide for at-will employment and set forth the named executive officer’s base salary and eligibility for employee benefits.

Offer Letter with David S. Rosenblatt
On February 5, 2021, we entered into an offer letter with Mr. Rosenblatt which replaced and superseded his initial offer letter. The offer letter provides for an annual base salary of $195,000. Mr. Rosenblatt is not entitled to any cash severance entitlement under his offer letter. However, Mr. Rosenblatt is eligible to receive severance benefits under our Executive Severance Plan, as described in more detail under “Potential Payments upon Termination or Change in Control.”
Mr. Rosenblatt’s offer letter also provides that he shall continue to serve on the board of directors while he is Chief Executive Officer and that the appointment of a Chairperson of the board of directors (or its equivalent) other than himself or Matthew R. Cohler will require his consent.

Offer Letter with Thomas J. Etergino
On February 25, 2022, we entered into an offer letter with Mr. Etergino. The offer letter provides for an annual base salary of $400,000, and an annual target bonus of $250,000, which target amount was not prorated for fiscal year 2022. The offer letter also describes Mr. Etergino’s initial stock option and RSU awards, the material terms of which are set forth below in the “Outstanding Equity Awards at Year End” table. Mr. Etergino is not entitled to any cash severance entitlement under his offer letter. However, Mr. Etergino is eligible to receive severance benefits under our Executive Severance Plan, as described in more detail under “Potential Payments upon Termination or Change in Control.”

Offer Letter with Melanie F. Goins
On February 9, 2021, we entered into an offer letter with Ms. Goins. The offer letter provides for an annual base salary of $300,000, a one-time signing bonus of $37,500, and an annual target bonus of $100,000, which was prorated for fiscal year 2021. The offer letter also describes Ms. Goins's initial option awards, the material terms of which are set forth below in the “Outstanding Equity Awards at Year End” table. Ms. Goins is not entitled to any cash severance entitlement under her offer letter. However, Ms. Goins is eligible to receive severance benefits under our Executive Severance Plan, as described in more detail under “Potential Payments upon Termination or Change in Control.”

Employee Assignment of Intellectual Property, Confidentiality and Non-Competition Agreements
Each of our named executive officers has executed a form of our standard Employee Assignment of Intellectual Property, Confidentiality and Non-Competition Agreement, which contains customary restrictions on competition, solicitation, and disclosure of confidential information as well as provisions regarding the assignment of intellectual property.

Potential Payments upon Termination or Change in Control

Executive Severance Plan
In February 2021, we adopted an Executive Severance Plan (the “Executive Severance Plan”) applicable to our Chief Executive Officer and members of our executive management team who report directly to our Chief Executive Officer (including each of our named executive officers). Under the Executive Severance Plan, if a named executive officer’s employment is terminated (i) by the named executive officer with “good reason” (as defined in the Executive Severance Plan and, in the case of Mr. Etergino, as modified by his offer letter), (ii) by us without “cause” (as defined in the Executive Severance Plan) or (iii) due to the named executive officer’s death or the named executive officer becoming disabled, and provided in each case the named executive officer (or his or her estate or representative, as applicable) signs and does not revoke our standard release of claims and complies with all applicable restrictive covenants and contractual obligations, the named executive officer will be entitled to receive:
•salary continuation payments for twelve (12) months following the named executive officer’s termination of employment;
•subsidized continued health insurance coverage under the Consolidated Budget Reconciliation Act of 1985, as amended (“COBRA”), for the named executive officer and his or her eligible dependents for a period of twelve (12) months following termination of employment; and
•reasonable outplacement assistance with an outplacement firm of our choosing.
If any named executive officer’s employment is terminated (i)(A) by the named executive officer with good reason, (B) by us without cause or (C) due to the named executive officer’s death or the named executive officer becoming disabled, and (ii) such termination occurs within twelve (12) months after a “change in control” (as defined in the Executive Severance Plan), and provided in each case the named executive officer (or his or her estate or representative, as applicable) signs and does not revoke our standard release of claims and complies with all applicable restrictive covenants and contractual obligations, the named executive officer will be entitled to receive:
•continued payments of an amount equal to the sum of (A) the named executive officer’s then current base salary plus (B) the named executive officer’s then current target annual bonus, in equal installments for a period of twelve (12) months following the named executive officer’s termination of employment;
•full vesting acceleration with respect to all outstanding equity compensation awards, with post-termination exercisability as specified in the applicable equity award agreement;
•subsidized continued health insurance coverage under COBRA for the named executive officer and his or her eligible dependents for a period of twelve (12) months following termination of employment; and
•reasonable outplacement assistance with an outplacement firm of our choosing.
In addition, in the event any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a named executive officer would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of such payments and benefits or such lesser amount which would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer.
To the extent that an eligible named executive officer participates in any other plan or has entered into another agreement with us that also provides for one or more of the severance benefits provided under the Executive Severance Plan, then with respect to each such payment or benefit, the named executive officer will be entitled to receive either (i) such payment or benefit under such other agreement or (ii) the payment or benefit provided under the Executive Severance Plan, whichever of the foregoing results in the receipt by the named executive officer on an after-tax basis of the greater payment or benefit, and provided that the named executive officer does not receive any duplication of payments or benefits. None of the named executive officers is eligible to receive severance payments or benefits under any other plan or agreement with us.

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of December 31, 2024:

			Option Awards				Stock Awards
Name	Date Granted	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]
David S. Rosenblatt	3/15/2023	6/8/2023	—	—	$—	—	337,500[2]	$1,194,750.00
	3/8/2024	6/8/2024	—	—	$—	—	617,500[2]	$2,185,950.00
	2/11/2016	11/1/2015	666,666	—	$3.87	2/10/2026[3]	—	$—
	5/14/2019	3/1/2019	200,000	—	$4.56	5/13/2029³	—	$—
	3/19/2021	3/1/2021	145,312	9,688	$9.45	3/18/2031³	—	$—
	3/19/2021	1/1/2022	339,061	22,605	$9.45	3/18/2031[4]	—	$—
	3/15/2022	3/8/2022	591,250	268,750	$7.71	3/14/2032³	—	$—
Thomas J. Etergino	6/2/2022	6/8/2022	—	—	$—	—	99,375[5]	$351,787.50
	3/14/2023	6/8/2023	—	—	$—	—	70,519[6]	$249,637.26
	3/15/2024	6/8/2024	—	—	$—	—	145,275[2]	$514,273.50
	6/2/2022	6/8/2022	112,500	67,500	$5.85	6/3/2032[7]	—	$—
Melanie F. Goins	3/15/2022	6/8/2022	—	—	$—	—	26,657[2]	$94,365.78
	3/15/2022	6/8/2022	—	—	$—	—	2,666[8]	$9,437.64
	3/14/2023	6/8/2023	—	—	$—	—	44,157[9]	$156,315.78
	3/15/2024	6/8/2024	—	—	$—	—	80,910[9]	$286,421.40
	4/16/2021	4/1/2021	84,027	7,639	$10.68	4/15/2031[7]	—	$—
1 Each RSU represents a contingent right to receive one share of Company common stock. The aggregate dollar value is calculated using the closing price of our common stock on December 31, 2024, the last trading day of fiscal 2024, of $3.54.
2 RSUs vest in sixteen (16) equal quarterly installments, subject to the named executive officer’s continued service with the Company through the applicable vesting date. The RSUs have no expiration date.
3 Option vests monthly over a forty-eight (48)-month period following the Vesting Commencement Date, subject to the named executive officer’s continued service with the Company through the applicable vesting date.
4 Option vests over a forty-eight (48)-month period, with 20.8333% of the shares vesting on the Vesting Commencement Date, and with the remaining portion vesting in thirty-eight (38) equal monthly installments thereafter, subject to the named executive officer’s continued service with the Company through the applicable vesting date.
5 RSUs vest over a sixteen (16)-quarter period, with twenty-five percent (25%) vesting on the one year anniversary of the Vesting Commencement Date and the remaining portion vesting in twelve (12) equal quarterly installments thereafter, subject to the named executive officer’s continued service with the Company through the applicable vesting date. The RSUs have no expiration date.
6 RSUs vest in twelve (12) equal quarterly installments starting on the Vesting Commencement Date, subject to the named executive officer’s continued service with the Company through the applicable vesting date. The RSUs have no expiration date.
7 Option vests over a forty-eight (48)-month period, with twenty-five percent (25%) vesting on the one year anniversary of the Vesting Commencement Date and the remaining portion vesting in thirty-six (36) equal monthly installments thereafter, subject to the named executive officer’s continued service with the Company through the applicable vesting date.
8 RSUs vest over a twelve (12)-quarter period, with fifty percent (50%) vesting in four (4) equal quarterly installments starting on the Vesting Commencement Date and the remaining fifty percent (50%) vesting in eight (8) equal quarterly installments starting on the one year anniversary of the Vesting Commencement Date, subject to the named executive officer’s continued service with the Company through the applicable vesting date. The RSUs have no expiration date.
9 RSUs vest in twelve (12) equal quarterly installments starting on the Vesting Commencement Date, subject to the named executive officer’s continued service with the Company through the applicable vesting date. The RSUs have no expiration date.

Equity Awards
The award agreements for certain stock option grants made to our named executive officers include double-trigger vesting acceleration provisions, such that in the event of a termination of the named executive officer’s employment by us without “cause” (as defined in the 2011 Plan) or by the named executive officer for “good reason” (as defined in the applicable award agreement), in each case within twelve (12) months of a “sale event” (as defined in the 2011 Plan), such option will accelerate and become fully vested. Additionally, vesting of equity awards held by our named executive officers will accelerate as provided for under the Executive Severance Plan.

Equity Compensation Plan Information

Securities Authorized for Issuance under Equity Compensation Plans
The following table summarizes the number of shares of common stock to be issued upon the exercise of outstanding options, warrants and rights granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,790,320(1)	$7.09	4,210,031(2)
Equity compensation plans not approved by security holders	—	—	—
Total	7,790,320	$7.09	4,210,031

(1)	Includes 3,560,144 shares issuable upon exercise of options outstanding under our 2011 Plan and 2021 Plan and 4,230,176 shares issuable upon settlement of RSUs outstanding under our 2021 Plan. The weighted average exercise price in column (b) does not take into account these RSUs.
(2)
Represents 2,238,376 shares available for future issuance under the 2021 Plan and 1,971,655 shares available for future issuance under our Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2024.
The 2021 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2022 and ending on January 1, 2031, equal to the lesser of (x) 5% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (y) if our board of directors acts prior to the first day of the fiscal year, such lesser amount that our board of directors determines for purposes of the annual increase for that fiscal year. As of January 1, 2025, the 2021 Plan was increased by 1,791,393 shares pursuant to such evergreen provision.
The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock available for purchase under such plan shall be increased on the first day of each year beginning in 2022, equal to the lesser of (x) 1% of the number of shares of common stock outstanding on such date or (y) a lesser amount determined by our board of directors. As of January 1, 2025, the ESPP was increased by 358,279 shares pursuant to such evergreen provision.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of March 11, 2025 as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers listed in the Summary Compensation Table, (3) each of our directors and director nominees, and (4) all of our current directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 35,694,131 shares of common stock outstanding as of March 11, 2025.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable, or RSUs that vest, in each case, within 60 days of March 11, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Except as otherwise set forth in footnotes to the table below, the address of each of the persons listed below is c/o 1stdibs.com, Inc., 300 Park Avenue South, 10th Floor, New York, New York 10010 and the persons listed have sole voting and dispositive power over the shares reported.

	Number of shares beneficially owned	Percentage of shares beneficially owned
Greater than 5% Stockholder
Entities affiliated with Benchmark Capital(1)	7,307,832	20.47%
Entities affiliated with Beck Mack & Oliver LLC(2)	3,299,981	9.25%
Entities affiliated with Foxhaven Asset Management, LP(3)	1,949,726	5.46%

Named Executive Officers and Directors:
David S. Rosenblatt(4)	4,414,346	11.71%
Thomas J. Etergino(5)	293,416	†
Melanie F. Goins(6)	232,118	†
Matthew R. Cohler(7)	3,714,821	10.40%
Andrew G. Robb(8)	60,905	†
Lori A. Hickok(8)	60,905	†
Brian J. Schipper(8)	60,905	†
Everette Taylor	20,887	†
Paula J. Volent(8)	60,905	†
All current executive officers, directors and director nominees as a group (9 persons)(9)	8,919,208	23.48%
_______________
† Represents beneficial ownership of less than 1%.

(1) According to a Schedule 13G Amendment filed on February 14, 2025 by Benchmark Capital Partners V, L.P. (“BCP V”), consists of (i) 2,793,941 shares of common stock held of record by BCP V, (ii) 342,366 shares of common stock held of record by Benchmark Founders' Fund V, L.P. (“BFF V”), (iii) 65,550 shares of common stock held of record by Benchmark Founders’ Fund V-A, L.P. (“BFF V-A”), (iv) 51,580 shares of common stock held of record by Benchmark Founders’ Fund V-B, L.P. (“BFF V-B”), (v) 400,479 shares of common stock held of record by Nominees of Benchmark Capital Management Co. V, L.L.C. “BCMC V”), (vi) 2,903,971 shares of common stock held of record by Benchmark Capital Partners VII, L.P. (“BCP VII”), (vii) 322,512 shares of common stock held of record by Benchmark Founders’ Fund VII, L.P. (“BFF VII”), and (viii) 427,433 shares of common stock held of record by Benchmark Founders’ Fund VII-B, L.P. (“BFF VII-B”). BCMC V, as the general partner of BCP V, BFF V, BFF V-A and BFF V-B, may be deemed to have sole power to vote and dispose of the 3,653,916 shares directly owned by BCP V, BFF V, BFF V-A and BFF V-B, and Alexandre Balkanski (“Balkanski”), Bruce W. Dunlevie (“Dunlevie”), Peter Fenton (“Fenton”), J. William Gurley (“Gurley”), Kevin R. Harvey (“Harvey”), Robert C. Kagle (“Kagle”) and Mitchell H. Lasky (“Lasky”), the members of BCMC V, may be deemed to have shared power to vote and dispose of these shares. Benchmark Capital Management Co. VII, L.L.C. (“BCMC VII”), as the general partner of BCP VII, BFF VII and BFF VII-B, may be deemed to have sole power to vote the 3,653,916 shares directly owned by BCP VII, BFF VII and BFF VII-B, and Cohler, Dunlevie, Fenton, Gurley, Harvey and Lasky, the members of BCMC VII, may be deemed to have shared power to vote and dispose of these shares. The principal business address for Benchmark V, Benchmark VII and their affiliates is 2965 Woodside Road, Woodside, California 94062.

(2) According to a Schedule 13G filed on November 7, 2024 by Beck Mack & Oliver LLC, consists of (i) 1,315,134 shares of common stock owned by investment advisory clients of Beck, Mack & Oliver LLC, which clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares, and (ii) 1,984,847 shares of common stock held by Beck Mack Limited Partnership. The principal business address for Beck Mack & Oliver LLC and its affiliates is 565 Fifth Avenue, New York, NY 10017.

(3) According to a Schedule 13G filed on February 14, 2024 by Foxhaven Asset Management, LP ("Foxhaven"), consists of 1,949,726 shares of common stock owned by Foxhaven and held for the accounts of Foxhaven Master Fund, LP ("Master"), Foxway, LP ("Foxway"), and Foxlane, LP ("Foxlane," and together with Master and Foxway, the "Foxhaven Funds"). Foxhaven Capital GP, LLC, the general parter of the Foxhaven Funds, Michael Pausic, Nicholas Lawler, and Foxhaven may be deemed to have voting and dispositive power over the shares of common stock held for the accounts of the Foxhaven Funds. The principal business address for Foxhaven Asset Management, LP and its affiliates is 550 E Water Street, Suite 888, Charlottesville, VA 22902.

(4) Consists of (i) 1,726,894 shares of common stock held by Mr. Rosenblatt, (ii) 665,302 shares of common stock held by the 2012 David Rosenblatt Family Trust dated November 30, 2012, (iii) 22,500 shares of common stock held by the 2012 Laura T. Rosenblatt Family Trust dated December 4, 2012, and (iv) options to purchase 1,999,650 shares of common stock held by Mr. Rosenblatt that are exercisable within 60 days of March 11, 2025.

(5) Consists of (i) 173,416 shares of common stock and (ii) options to purchase 120,000 shares of common stock exercisable within 60 days of March 11, 2025.
(6) Consists of (i) 144,272 shares of common stock and (ii) options to purchase 87,846 shares of common stock exercisable within 60 days of March 11, 2025.
(7) Consists of (i) 3,653,916 shares of common stock held by BCMC VII (see footnote (1) above), (ii) 43,238 shares of common stock and (iii) options to purchase 17,667 shares of common stock exercisable within 60 days of March 11, 2025.

(8) Consists of (i) 43,238 shares of common stock and (ii) options to purchase 17,667 shares of common stock exercisable within 60 days of March 11, 2025.
(9) Consists of (i) 6,623,377 shares of common stock beneficially owned, directly or indirectly, by our current executive officers and directors and (ii) options to purchase 2,295,831 shares of common stock that are exercisable within 60 days of March 11, 2025, owned, directly or indirectly, by our current executive officers and directors.

REPORT OF THE AUDIT COMMITTEE
The audit committee operates under a written charter adopted by the board of directors. A link to the audit committee charter is available on our website at www.investors.1stdibs.com/corporate-governance/governance-overview. All members of the audit committee meet the independence standards established by Nasdaq.
In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting.
Within this framework, the audit committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2024. The audit committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Audit Committee
Lori A. Hickok (Chair)
Matthew R. Cohler
Paula J. Volent

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Ernst & Young LLP has audited our financial statements since 2013. Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services
The following table sets forth the fees billed by Ernst & Young LLP for audit and other services rendered:

	Year ended December 31,
	2024	2023

Audit Fees (1)	$1,171,500	$1,172,011
Audit-related Fees	—	—
Tax Fees(2)	—	$40,685
All Other Fees	$5,200	$5,200
	$1,176,700	$1,217,896

(1)    Audit Fees reflects fees for professional services rendered by Ernst & Young LLP for the audit of the annual financial statements and the review of interim financial statements included in Quarterly Reports on Form 10-Q.
(2)    Tax fees consists of fees for professional services rendered by Ernst & Young LLP for tax advisory services.

Pre-approval Policies and Procedures
Our audit committee has implemented a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.
Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our board of directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

The Board of Directors Recommends a Vote “FOR” the Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

COMPLIANCE WITH SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. These persons are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2024, with the exception of one Form 4 for Matthew Rubinger for a transaction on December 18, 2024 which was not timely filed.

STOCKHOLDER PROPOSALS AND BUSINESS FOR THE 2025 ANNUAL MEETING
To be considered for inclusion in the Company’s proxy statement for the 2026 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than November 25, 2025. Proposals should be sent to our Secretary at 1stdibs.com, Inc., 300 Park Avenue South, 10th Floor, New York, New York 10010. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail – Return Receipt Requested.
A stockholder proposal not included in the proxy statement for the 2026 annual meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2026 annual meeting of stockholders, notice must be received between November 25, 2025 and December 25, 2025. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

OTHER MATTERS
Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by Internet or telephone.

By Order of the Board of Directors,

Melanie Goins
General Counsel and Secretary

New York, New York
March 25, 2025
Stockholders may make a request for our Annual Report on Form 10-K for the year ended December 31, 2024 in writing to our Secretary, 1stdibs.com, Inc., 300 Park Avenue South, 10th Floor, New York, New York 10010. We will also provide copies of exhibits to our Annual Report on Form 10-K, free of charge. The request must include a representation by the stockholder that, as of March 11, 2025, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and exhibits are also available at www.1stdibs.com.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instruction and for electronic delivery of information. Vote by 11:59 P.M. ET on May 7, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DIBS2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 7, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68462-P27842

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1STDIBS.COM, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of three Class I directors to serve until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) David S. Rosenblatt
02) Everette Taylor
03) Paula J. Volent

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: In their discretion, each of the proxies is authorized to vote upon and to transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

V68463-P27842

1STDIBS.COM, INC.
Annual Meeting of Stockholders
May 8, 2025 1:00 P.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David Rosenblatt and Melanie Goins, jointly and severally, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of 1stdibs.com, Inc., that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/DIBS2025 on Thursday, May 8, 2025, at 1:00 P.M., Eastern Time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by 1stdibs.com, Inc., is related to or conditioned on the approval of other matters.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side